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                                                           EXHIBIT A


                             JOINT FILING AGREEMENT




                  The undersigned hereby agree that the statement on Schedule 13D with respect to the ordinary shares, par value AUS $2.50, represented by American Depositary Shares, of Memtec Limited dated November 17, 1997 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of them pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Date: November 17, 1997

                                            P. SCHOENFELD ASSET MANAGEMENT LLC



                                            By:  /s/ Peter M. Schoenfeld
                                               Name: Peter M. Schoenfeld
                                              Title: Managing Member



                                                 /s/ Peter M. Schoenfeld
                                                     Peter M. Schoenfeld